Exhibit 10.2

Green Supply Chain Consulting Service Agreement

This Agreement is entered into on September 16, 2024, by and between:

Party A1: Deep Green Group (Korea)

Contact Number: 15652275371

Address: 202,14-1, Donggyo-ro 29-gil, Mapo-gu, Seoul, Republic of Korea

Party A2: Beijing Qixing Jizhao Jia Technology Co., Ltd. (to be renamed Beijing Deep Green Intelligent Technology Co., Ltd.)

Address: Room 408, Unit 2, Building 15, No. 16 Yingcai North Third Street, Future Science City, Changping District, Beijing

Party B: Suzhou Juqige High-Tech Co., Ltd.

Legal Representative: Li Qingfeng

Contact Number: 13914039091

Whereas:

In accordance with the Civil Code of the People's Republic of China and other relevant laws and regulations, Party A and Party B, adhering to the principles of legality, fairness, voluntariness, mutual consent, and good faith, enter into this Agreement and shall abide by the following terms:

1. Commissioned Matters

Party A commissions Party B to provide Party A1 and Party A2 with liaison, referral, and market analysis services related to the purchase and sale of bulk commodities including but not limited to nickel, copper, lithium, cobalt. Party B shall assist Party A in communication and liaison with relevant suppliers and purchasers to facilitate Party A's bulk commodity transactions.

2. Service Scope

2.1 Party B shall, based on Party A’s trade requirements, recommend and liaise with suppliers and purchasers of bulk commodities;

2.2 Party B shall provide matchmaking services for green supply chain transactions to facilitate Party A in entering into purchase and sale contracts;

2.3 Party B shall assist Party A in providing green energy logistics, supply chain, and financial services;

2.4 Party A shall provide Physical Internet underlying technology and application services. The Physical Internet (PI) refers to connecting various physical objects, devices, sensors, etc., via internet technology, forming an intelligent system through standardized containers, interconnected nodes, and open protocol stacks. Service content includes multimodal transportation scheduling, logistics trunk optimization, last-mile delivery optimization, fleet scheduling, delivery aggregation, warehouse optimization, etc.

3. Service Period

Party B shall provide services to Party A from October 1, 2024, to December 31, 2028. The service term may be renewed upon mutual agreement.

4. Service Fees

4.1 No service fee is payable if no transaction is successfully facilitated. For successful transactions, the service fee is calculated at 0.065% of the transaction amount (excluding tax), with taxes borne by Party A;

4.2 Monthly reconciliation will be conducted, and Party A shall pay the service fee by the 3rd of the following month. Party B shall issue an invoice upon receipt;

4.3 Delayed payments shall incur a daily penalty of 0.05% on unpaid amounts, and Party B may suspend services.

5. Service Method

5.1 Party B shall independently establish a team to provide consulting and intermediary services for Party A, with personnel costs borne by Party B;

5.2 Party A designated contact: Li Zhufeng Phone: 15652275371;

Party B designated contact: Sheng Huijie Phone: 13914039091;

5.3 At the beginning of each month, Party A shall inform Party B of the month’s purchase and sales plan, and Party B shall liaise and recommend suppliers and purchasers accordingly;

5.4 All taxes and fees arising from the trade process, including VAT, stamp tax, transfer fees, etc., shall be borne by Party A.

6. Rights and Obligations of Party A

6.1 Party A shall provide necessary qualifications, licenses, and other documents;

6.2 Party A shall fully perform any purchase and sale contracts and shall bear related rights and obligations independently;

6.3 Upon successful matchmaking, Party A2 shall pay intermediary fees as per this Agreement;

6.4 Party A may designate or replace Party B personnel as needed;

6.5 Party A shall pay taxes as required by law.

7. Rights and Obligations of Party B

7.1 Party B shall comply with relevant laws and provide services to facilitate transactions;

7.2 Party B shall ensure the authenticity, completeness, and legality of its deliverables;

7.3 Party B shall safeguard all information obtained and maintain confidentiality, except as required by law;

7.4 Party B shall promptly communicate with Party A regarding feedback and adjust services accordingly. Emergencies shall be reported immediately;

7.5 Party A shall bear all profits and losses from its trades. Party B shall bear no responsibility for trading outcomes.

8. Confidentiality

8.1 Both parties shall bear the highest level of confidentiality obligations regarding any business secrets learned through the negotiation, signing, and execution of this Agreement;

8.2 Each party shall not disclose any commercial, legal, financial, or other information learned without prior written consent of the other party;

8.3 All terms of this Agreement shall be kept confidential by both parties. Breach results in full compensation for losses, with liquidated damages of RMB 500,000 if losses cannot be calculated.

9. Notices and Delivery

9.1 Notices shall be in writing and delivered to the following addresses unless otherwise notified:

Party A: Address as above. Contact: Li Zhufeng Tel: 15652275371 Email: zhufeng.li@sunsevenstars.com

Party B: Room 703, Comprehensive Bonded Area Building, No. 358 Xinnan East Road, Kunshan Development Zone, Jiangsu Province, Zip: 215300, Contact: Sheng Huijie, Tel: 13914039091

10. Liability for Breach

10.1 Liability in accordance with PRC Civil Code;

10.2 No fee entitlement for non-performance by Party B;

10.3 Late payment penalty of 0.05% per day.

11. Miscellaneous

11.1 Written mutual agreement is required for any changes or termination;

11.2 Disputes to be resolved through negotiation or litigation at Party B’s location;

11.3 Matters not covered shall be supplemented in writing and become part of this Agreement;

11.4 PRC Civil Code applies where unspecified.

Signed:

Party A1:	Party B:

Date:	Date:

Party A2:

Date:

Side Letter

补充协议

This Side Letter is executed on June 11, 2025, by and between Deep Green Group (hereinafter referred to as “Party A”) and Suzhou Juqige High-Tech Co., Ltd. (hereinafter referred to as “Party B”), as an addendum to the main agreement executed in September 2024, for the purpose of clarifying and expanding upon certain terms of the main agreement. The specific provisions are as follows:

本补充协议于 2025 年 6 ⽉ 11 ⽇签署，由 Deep Green Group（以下简称“甲 ⽅”）与苏州俱琪格⾼科技有限公司（以下简称“⼄⽅”）共同订⽴，作为 2024 年 9 ⽉签署之主协议的补充⽂件，旨在对主协议的相关条款进⾏进⼀步说明和扩展，具体内容如下：

Party A: Deep Green Group (Korea)

Phone Number: 15652275371

Address: 202, 14-1, Donggyo-ro 29-gil, Mapo-gu, Seoul, Republic of Korea

甲⽅：Deep Green Group (Korea)

联系电话：15652275371

地址：202,14-1,Donggyo-ro 29-gil.Mapo-gu,Seoul,Republic of Korea

Party B: Suzhou Juqige High-Tech Co., Ltd.

Legal Representative: Sheng Huijie

Phone Number: 13914039091

⼄⽅：苏州俱琪格⾼科技有限公司

法定代表⼈：盛慧杰

联系电话：13914039091

1.	In this Side Letter, unless otherwise expressly defined herein or the context otherwise expressly requires, capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.

在本补充协议中，除⾮另有明确规定或上下⽂另有明确要求，本协议中未定义的属于适⽤原协议中的相关定义。

2.	Cooperative Objective 合作⽬的

The Parties aim to carry out commodity trading and green logistics services in Asian regions (including but not limited to China, Japan, South Korea, and Southeast Asia), giving full play to the resource and technical advantages of both sides to achieve mutual benefit and win-win results.

双⽅旨在亚洲地区（包括但不限于中国、⽇韩及东南亚市场）开展⼤宗商品交易及绿⾊物流服务，充分发挥双⽅资源与技术优势，实现互利共赢。

3.	Transaction Entities and Execution Arrangements 交易主体及执⾏安排

(1)	Transactions shall be conducted between Party A (and its designated overseas entities) and Party B (in their individual capacity or through controlled overseas entities in Hong Kong, Singapore, etc.), with the legal application scope limited to areas outside China.

交易由甲⽅及甲⽅指定的海外实体，与⼄⽅以个⼈⾝份或其控制的⾹港、新加坡等海外实体进⾏，交易法律适⽤范围为中国境外。

(2)	Transactions may be executed through Chinese domestic companies designated by both Parties. Both Parties reserve the right to replace the executing company at any time, and transaction benefits shall be jointly determined and disposed of by both Parties.

交易的执⾏可以通过双⽅指定的中国境内公司完成。甲⼄双⽅均有权随时更换执⾏公司，交易利益由双⽅共同决定⽀配。

4.	Supply Chain Finance Responsibilities 供应链⾦融职责

All matters related to supply chain finance under this Side Letter shall be implemented and managed by Party B. Given that the Client is situated in Mainland China, the Parties hereby mutually agree that all relevant transactions shall be denominated and paid in Renminbi (RMB).

本补充协议项下所有交易的供应链⾦融相关事宜，均由⼄⽅负责落实与管理。 鉴于客户在中国⼤陆，所以双⽅同意相关交易应使⽤⼈⺠币⽀付。

5.	Introduction of AI Technical System AI 技术体系引⼊

Both Parties agree to introduce a holographic dynamic-sensing AI logistics and digital asset management technical system, leveraging intelligent and digital means to enhance the operational efficiency, management level, and resource allocation capability of commodity trading and green logistics services, with such projects commencing on July 1, 2025.

双⽅同意引⼊全息动态感知的 AI 物流和数字资产管理技术体系，通过智能化、数字化⼿段提升⼤宗商品交易与绿⾊物流服务的运营效率、管理⽔平及 资源调配能⼒，该项⽬将于 2025 年 7 ⽉ 1 ⽇开始实施。

6.	Asset Tokenization and Revenue Distribution 资产通证化与收益分配

(1)	Both Parties agree that, starting July 1, 2025, Party A shall exclusively conduct tokenization and financial productization of assets related to green logistics and commodity trade based on Real-World Assets (RWA) and Real Data Assets (RDA).

双⽅同意由 2025 年 7 ⽉ 1 ⽇开始，甲⽅独家对绿⾊物流及⼤宗商品贸易相关资产进⾏基于现实世界资产（RWA）和现实数据资产（RDA）的通证化及⾦融产品化操作。

(2)	Among the net profits generated from the above operations, Party A shall enjoy 95%, and Party B shall enjoy 5%.

上述操作产⽣的纯收益中，甲⽅享有 95%，⼄⽅享有 5%。

7.	This Side Letter constitutes an integral part of the Original Agreement and supplements the terms thereof. Matters not covered herein shall be governed by the provisions of the Original Agreement. In the event of any inconsistency between the provisions of this Side Letter and those of the Original Agreement, the provisions of this Side Letter shall prevail.

本补充协议作为原协议的补充协议，是原协议的⼀部分。本补充协议未尽的事宜，应以原协议为准。若本补充协议的规定与原协议不⼀致的，以本补充协议为准。

8.	This Side Letter is executed in two (2) original counterparts, with each Party retaining one counterpart. It shall become effective upon affixation of the Parties' seals and signature by their authorized signatories. Each counterpart shall be deemed equally authentic.

本协议⼀式⼆(2)份，各⽅各持⼀份，经各⽅盖章、授权代表签署后⽣效，每份具有同等效⼒。

9.	This Side Letter is signed in both English and Chinese. In the event of any conflict or other inconsistency between both languages, the English version shall prevail.

本补充协议以中英⽂签署，如两种语⾔之间存在冲突或其他不⼀致，以英⽂ 版本为准。

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（以下⽆正⽂）

Party A: Deep Green Group (Korea)

甲⽅：Deep Green Group (Korea)

Party B: Suzhou Juqige High-Tech Co., Ltd.

⼄⽅：苏州俱琪格⾼科技有限公司

By:

Name: Sheng Huijie 盛慧杰